UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2014

Famous Dave’s of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 21, 2014, Lisa A. Kro and Richard L. Monfort resigned as members of the Board of Directors of Famous Dave’s of America, Inc. (the “Company”), and as members of the Company’s audit committee. These resignations were previously disclosed on a Current Report on Form 8-K filed with the SEC on May 23, 2014. NASDAQ Rule 5605(c)(2) requires that a listed company have an audit committee comprised of at least three members, each of whom must satisfy applicable independence criteria. As a result of the resignations referred to above, the Company’s audit committee is currently comprised of only two directors who satisfy the applicable independence criteria.

In accordance with NASDAQ rules, the Company alerted NASDAQ of this deficiency on June 12, 2014. By letter, also dated June 12, 2014, the Company received a notice from The NASDAQ OMX Group acknowledging that the Company no longer complies with NASDAQ Listing Rule 5605 and confirming that, in accordance with NASDAQ Listing Rule 5605(c)(4), it will provide the Company with a cure period in order to regain compliance either:

•	until the earlier of the Company’s next annual shareholders’ meeting or May 23, 2015; or

•	if the next annual shareholders’ meeting is held before November 19, 2014, then the Company must evidence compliance no later than November 19, 2014.

The NASDAQ notification has no immediate effect on the listing of the Company’s common stock.

The Company intends to appoint another director who meets the applicable independence requirements to its audit committee and expects to regain compliance with NASDAQ Rule 5605(c) within the cure period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: June 18, 2014	By:	/s/ Richard A. Pawlowski
		Name:	Richard A. Pawlowski
		Title:	Chief Financial Officer

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